As filed with the Securities and Exchange Commission on July 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QXO, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1633636 (I.R.S. Employer Identification No.)
Five American Lane Greenwich, Connecticut 06831 (888) 998-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Christopher Signorello, Esq. Five American Lane Greenwich, Connecticut 06831 (888) 998-6000 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David S. Huntington, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
QXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling securityholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock, shares of our preferred stock or warrants.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “QXO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time in one or more offerings, shares of our common stock, shares of our preferred stock or warrants. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We, selling securityholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling securityholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “QXO,” the “Company,” “we,” “us” and “our” refer to QXO, Inc. (f/k/a SilverSun Technologies, Inc.), unless the context requires otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.qxo.com/investors. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed on March 14, 2024);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (filed on May 7, 2024);

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our Current Reports on Form 8-K filed on March 15, 2024, April 15, 2024, May 28, 2024, May 30, 2024 (excluding the information disclosed pursuant to Item 7.01 and Exhibit 99.1 thereto), June 5, 2024, June 6, 2024, June 14, 2024, June 14, 2024, July 5, 2024, July 18, 2024 and July 22, 2024; and

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the description of the Company’s common stock contained in the Company’s Fifth Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
QXO, Inc.
Attention: Chief Legal Officer
Five American Lane
Greenwich, CT 06831
Telephone: (888) 998-6000

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:
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risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

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risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

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risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the private placements, including potentially one or more additional private placements of common stock, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

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the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

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the effect that the consummation of the private placements have had or may have on the Company and its current or future business or on the price of the Company’s common stock;

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the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

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the possibility that the Company’s outstanding warrants and preferred stock may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

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uncertainties regarding the Company’s focus, strategic plans and other management actions;

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the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

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the possibility that the concentration of ownership by Mr. Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

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the risk that Mr. Jacobs’ past performance may not be representative of future results;

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the risk that the Company is unable to attract and retain world-class talent;

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the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

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risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;
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risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

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the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

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the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

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the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

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risks associated with potential litigation related to the transactions contemplated by the amended and restated investment agreement, dated April 14, 2024, among QXO, Jacobs Private Equity II, LLC and other investors party thereto or related to any possible subsequent financing transactions or acquisitions or investments;

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uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

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other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.
THE COMPANY
QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The Company provides consulting and professional services, specialized programming, training and technical support. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. Additionally, QXO develops and publishes its own proprietary software.
QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The Company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth.
For a description of our business, financial condition, results of operations and other important information regarding QXO, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.qxo.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at Five American Lane, Greenwich, Connecticut 06831. Our telephone number is (888) 998-6000.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SELECTED FINANCIAL DATA
On June 6, 2024, we filed our Fifth Amended and Restated Certificate of Incorporation (as amended, the “Amended and Restated Charter”) to implement an 8-for-1 reverse stock split of our then outstanding shares of common stock. The reverse stock split reduced the total number of shares outstanding, which resulted in the per share stock price being increased on an adjusted basis as compared to historical financial data. The summary data in the following tables presents data derived from the consolidated financial statements for the years ended December 31, 2023, 2022 and 2021 on a reported and as revised basis to reflect the impact of the reverse stock split. The following tables do not give effect to the issuance of convertible preferred stock and warrants issued subsequent to March 31, 2024.
As Reported
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Basic net loss per share	$(0.20)	$(0.05)	$(0.03)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	5,259,595	5,167,081	5,026,420
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(0.20)	(0.05)	$(0.03)
Shares of common stock issued and outstanding at year end	5,315,581	5,256,177	5,136,177
As Adjusted for the Reverse Stock Split
	Year Ended December 31,
	2023	2022	2021
Basic net loss per share computation:
Net loss	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Basic net loss per share	$(1.63)	$(0.44)	$(0.21)
Diluted net loss per share computation:
Net loss per above	$(1,070,095)	$(282,219)	$(134,434)
Weighted-average common shares outstanding	657,449	645,885	628,303
Incremental shares for convertible promissory note warrants and stock options(1)	—	—	—
Diluted net loss per share	$(1.63)	(0.44)	$(0.21)
Shares of common stock issued and outstanding at year end	664,448	657,022	642,022

(1)
The historical periods presented did not have any incremental shares that were issued for convertible promissory note warrants or stock options for the periods presented.

As Reported
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Basic net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Total adjusted weighted-average shares	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
Diluted net income per share	$0.03	$(0.40)	$0.07	$0.05	$(0.03)	$(0.02)	$(0.01)
Shares of common stock issued and outstanding at period end	5,315,581	5,256,177	5,256,177	5,256,177	5,136,177	5,136,177	5,136,177
As Adjusted for the Reverse Stock Split
	Three Months Ended
	March 31, 2024	September 30, 2023	June 30, 2023	March 31, 2023	September 30, 2022	June 30, 2022	March 31, 2022
Basic net income per share computation:
Net income	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Basic net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Diluted net income per share computation:
Net income per above	$138,087	$(2,110,178)	$343,361	$277,491	$(134,237)	$(87,766)	$(40,656)
Weighted-average common shares outstanding	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Total adjusted weighted-average shares	664,448	657,022	657,022	657,022	642,022	642,022	642,022
Diluted net income per share	$0.21	$(3.21)	$0.52	$0.42	$(0.21)	$(0.14)	$(0.06)
Shares of common stock issued and outstanding at period end	664,448	657,022	657,022	657,022	642,022	642,022	642,022

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our common stock, preferred stock or warrants by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of QXO’s capital stock and important provisions of Amended and Restated Charter and Amended and Restated Bylaws (the “Amended and Restated Bylaws”). This summary does not purport to be complete and is subject to and qualified by QXO’s Amended and Restated Charter and Amended and Restated Bylaws and by the provisions of applicable law.
QXO’s authorized capital stock is comprised of 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of QXO’s common stock, par value $0.00001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by QXO’s board of directors.
As of July 26, 2024, there were 409,430,195 outstanding shares of the Company’s common stock and 1,000,000 outstanding shares of Convertible Preferred Stock (as defined below).
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
The holders of QXO common stock are entitled to one vote per share on all matters submitted to a vote of QXO’s stockholders (including the election or removal of directors), and do not have cumulative voting rights. Except as otherwise provided in the Amended and Restated Charter or as required by law, all matters to be voted on by QXO’s stockholders will be approved if votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a majority of the outstanding shares entitled to vote on such matter is represented in person or by proxy.
Dividend Rights
Holders of QXO common stock will share equally in any dividends that may be declared by QXO’s board of directors out of assets or funds legally available therefor, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of QXO’s affairs, holders of QXO common stock would be entitled to share ratably in QXO’s assets that are legally available for distribution to stockholders. If QXO has any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, QXO must pay the applicable distribution to the holders of its preferred stock before it may pay distributions to the holders of QXO common stock.
Other Rights
Holders of QXO common stock do not have preemptive, subscription, redemption or conversion rights. All outstanding shares of QXO common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of QXO common stock will be subject to those of the holders of any shares of preferred stock that QXO may issue in the future.
Registration Rights
Registration Rights Agreement
On June 6, 2024, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, Jacobs Private Equity II, LLC and the other investors party thereto, pursuant to which, among other things, the holders of (i) an aggregate of 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Convertible Perpetual Preferred Stock”), which were initially convertible into an aggregate of 219,010,074 shares of QXO common stock at an initial conversion price of $4.566 per share, and (ii) warrants initially exercisable for an aggregate of 219,010,074 shares of QXO common stock (the “Warrants,” and together with the Convertible Perpetual Preferred Stock, the “Securities”) have been provided with certain rights to cause the Company to register the sale of shares of Convertible Perpetual Preferred Stock, Warrants and shares of QXO common stock issued or issuable upon conversion of the Convertible Perpetual Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”
Demand Registration.   The holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act. Such majority holders may request a total of ten demand registrations.
Shelf Registration.   At a time when the Company is eligible to use a registration statement on Form S-3, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act on a delayed or continuous basis. A holder of Registrable Securities included in such registration statement may initiate an unlimited number of shelf takedowns, except the Company is not required to effect a shelf takedown in certain specified situations.
Piggyback Registration.   If the Company registers its securities on a registration statement, the Company must give each investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).
Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.7 hereto and is hereby incorporated by reference.
Purchase Agreements
On June 13, 2024, QXO entered into purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 340,932,212 shares of the Company’s common stock at a purchase price of $9.14 per share and pre-funded warrants to purchase 42,000,000 shares of the Company’s common stock (the “Warrant Shares”), at a purchase price of $9.13999 per warrant.
On July 22, 2024, QXO entered into additional purchase agreements with certain institutional and accredited investors named therein, pursuant to which QXO agreed to issue and sell in a private placement an aggregate of 67,833,699 shares of the Company’s common stock at a purchase price of $9.14 per share.
The purchase agreements provide certain registration rights, pursuant to which QXO has agreed to register the resale of shares of the Company’s common stock issued and sold pursuant to the purchase agreements and the Warrant Shares. The Company is required to use commercially reasonable efforts to file a registration statement with the SEC covering the resale by the investors of such shares of common stock and the Warrant Shares within 15 business days following the closing of the applicable private placement.
The foregoing descriptions of the purchase agreements is not complete and is qualified in its entirety by reference to the complete text of the forms of the purchase agreements, copies of which are filed as exhibits hereto.
Preferred Stock
QXO’s board of directors is authorized to provide for one or more series of preferred stock and to fix the terms of such preferred stock, including the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preferences and to fix the number of shares to be included in any such series without any further vote or action by QXO’s stockholders. Any preferred stock so issued may rank senior to QXO’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of QXO without further action by the stockholders and may adversely affect the voting and other rights of the holders of QXO common stock.
Convertible Preferred Stock
The following is a summary of the material terms of the Company’s convertible perpetual preferred stock (the “Convertible Preferred Stock”) as contained in the Certificate of Designation of Convertible Perpetual Preferred Stock of the Company (the “Certificate of Designation”). The following description of the Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, a copy of which is filed as Exhibit 4.3 hereto and is hereby incorporated by reference.
Authorized Shares and Liquidation Preference
The Company has designated 1,000,000 authorized shares of Preferred Stock as Convertible Preferred Stock. Each share of Convertible Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000.
Ranking
The Convertible Preferred Stock ranks, with respect to dividend rights and distribution of assets upon liquidation, winding-up or dissolution, senior to the Company’s common stock and each other class or series of capital stock, whether outstanding or established after the date of issuance of the Convertible Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon liquidation, winding-up or dissolution. The Convertible Preferred Stock ranks on a parity with or junior to each class or series of capital stock, the terms of which expressly provide for a pari passu or senior ranking, respectively, relative to the Convertible Preferred Stock.
Dividends
Dividends on the Convertible Preferred Stock are payable quarterly, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of the assets legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 9% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period, other than for the period commencing on the issuance date and ending on the first date after issuance on which the Convertible Preferred Stock would be entitled to a dividend payment, will be computed on the basis of a 360-day year consisting of twelve 30-day months.
In the event that the Company pays dividends on shares of its common stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period will be equal to the greater of (a) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (b) the product of (i) the aggregate dividends payable per share of the Company’s common stock in such dividend period multiplied by (ii) the number of shares of the Company’s common stock into which such share of Convertible Preferred Stock is then convertible.
A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Convertible Preferred Stock in cash.
Accretion
If the Company is unable, or otherwise fails, to pay dividends in cash and in full on the Convertible Preferred Stock on any dividend payment date, the then-applicable liquidation preference on each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference of each share of Convertible Preferred Stock, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date, or any other date fixed by the Board of Directors of the Company or a duly authorized committee thereof.
Payment Restrictions
No dividends or other distributions may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Convertible Preferred Stock (including the Company’s common stock), other than dividends and distribution payable solely in stock and cash paid in lieu of fractional shares, and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Convertible Preferred Stock and any capital stock of the Company ranking on a parity with the Convertible Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any parity stock, dividends may be declared and paid on the Convertible Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.
Liquidation
In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Convertible Preferred Stock will be entitled, before any distribution to the holders of shares of the Company’s common stock or any other junior capital stock, and subject to the rights of the Company’s creditors, to receive an amount equal to the greater of (a) the aggregate accreted liquidation preference on their shares of Convertible Preferred Stock plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (b) the payment or distribution to which such holders would have been entitled if their shares of Convertible Preferred Stock were converted into shares of Common Stock immediately before such liquidation, dissolution or winding-up (without accounting for the accreted liquidation preference otherwise payable).
Voting Rights
Holders of Convertible Preferred Stock will vote together with the holders of the Company’s common stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (a) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation, (b) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment, alteration or repeal would have an adverse effect on the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock, (c) to authorize, create, issue or increase the authorized amount of, or issue or authorize any obligation or security convertible into exchangeable for or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Convertible Preferred Stock, (d) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any parity stock or senior stock, or (e) for any increase or decrease in the authorized number of shares of Convertible Preferred Stock or the issuance of shares of Convertible Preferred Stock after the date of issuance of the Convertible Preferred Stock.

Conversion
The Convertible Preferred Stock is convertible at any time, in whole or in part, at the option of the holder thereof into a number of shares of the Company’s common stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which, as of the date of this prospectus, is $4.566 per share of the Company’s common stock.
The Convertible Preferred Stock has the benefit of customary anti-dilution adjustments.
Redemption
The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase.
Warrants
The summary of the material terms of the warrants issued by the Company on June 6, 2024 (the “Warrants”) below is qualified in its entirety by reference to the forms of Warrant Certificate, copies of which are attached as Exhibits 4.4, 4.5 and 4.6 to registration statement of which this prospectus forms a part.
As of the date of this prospectus, the aggregate number of shares of the Company’s common stock subject to the Warrants is 219,010,074 shares. The Warrants are exercisable at the option of the holder at any time until June 6, 2034.
As of the date of this prospectus, the Warrants have an exercise price of $4.566 per share of the Company’s common stock with respect to 50% of the Warrants, $6.849 per share of the Company’s common stock with respect to 25% of the Warrants, and $13.698 per share of the Company’s common stock with respect to the remaining 25% of the Warrants.
Cashless Exercise Option
Each Warrant may be exercised, in whole or in part, at any time or times on or after the issuance date and on or before the expiration date at the election of the holder (in such holder’s sole discretion) by means of a “cashless exercise” in which the holder will be entitled to receive a number of shares of the Company’s common stock equal to the quotient of the product of the Closing Sale Price (as defined in the Warrant Certificate) of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant, less the adjusted exercise price, multiplied by the number of shares of the Company’s common stock issuable upon exercise of such Warrant, divided by the aforementioned Closing Sale Price of a share of the Company’s common stock on the trading day immediately preceding the date on which the holder elects to exercise its Warrant.
Voting Rights and Dividends
Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter or to receive dividends, prior to exercising their Warrants.
Pre-Funded Warrants
As of the date of this prospectus, the Company has outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase 42,000,000 shares of the Company’s common stock.
The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.00001 per share. A holder of Pre-Funded Warrants may not exercise the Pre-Funded Warrants if the holder, together with its affiliates and any other person whose beneficial ownership would be aggregated with such holder, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage by providing at least 61 days’ prior notice to the Company.

Certain Corporate Anti-Takeover Provisions
Certain provisions in our Amended and Restated Charter and Amended and Restated Bylaws may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including attempts that might result in a premium being paid over the market price for shares held by stockholders.
Election and Removal of Directors
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, our directors are elected at an annual meeting of stockholders for terms expiring at the next annual meeting of stockholders. Subject to the rights of the holders of any series of preferred stock, any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors.
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL.
Our Amended and Restated Charter provides that, subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or at the direction of the chair of the board of directors, the lead independent director (if one has been appointed) or our board of directors pursuant to a resolution adopted by a majority of the board of directors.
Advance Notice Procedures
Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Our Amended and Restated Bylaws may have the effect of precluding the conduct of certain business proposals or nominations at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our board of directors may by resolution establish one or more series of preferred stock and fix the rights, powers (including voting powers) and preferences, and the qualifications, limitations and restrictions thereof, of each such series, and may issue shares of any such series of preferred stock from time to time. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors
Our Amended and Restated Charter eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our Amended and Restated Charter also provides that we will provide our directors and officers with customary rights to indemnification and advancement of expenses.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and a trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.
General
The debt securities will represent direct, general obligations of the Company and:
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may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

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may be issued in one or more series with the same or various maturities;

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may be issued at a price of 100% of their principal amount or at a premium or discount;

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may be issued in registered form and certificated or uncertificated form; and

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may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
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the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

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the price or prices of the debt securities of the series at which such debt securities will be issued;

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whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

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any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

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the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day  months;

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the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

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the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

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the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

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if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

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if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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any changes or additions to the provisions of the indenture dealing with defeasance;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

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any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

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if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

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any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

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the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

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with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

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any provisions granting special rights to holders when a specified event occurs;

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any co-issuer;

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the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

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any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
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debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

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debt securities with respect to which principal or interest is payable in a foreign or composite currency;

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debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

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variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.
All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.
The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.
Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:
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any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

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the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

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any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form.
Certain Covenants
If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Subordination
Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:
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default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

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failure to pay interest on the debt securities of that series within 30 days of the due date;

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failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

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failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•
certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.
An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 30% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.
If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.
The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
•
such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•
the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•
the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification and Waiver
Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.
No such modification or amendment may, without the consent of each holder affected thereby:
•
reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

•
reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;

•
change the provisions applicable to the redemption of any debt securities;

•
make any debt securities payable in money or securities other than those stated in the debt securities;

•
impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•
except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

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in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:
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to cure any ambiguity, omission, defect or inconsistency;

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to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

provided, however that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
•
to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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to add guarantees with respect to the debt securities or to secure the debt securities;

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to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

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to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

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to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

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to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

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to approve a particular form of any proposed amendment;

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to provide for the issuance of additional debt securities of any series;

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to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

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to comply with the rules of any applicable depositary;

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to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets
The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not the Company, is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not the Company, expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, the Company under the indenture.
Satisfaction and Discharge of the Indenture; Defeasance
Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).
In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.
The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.
Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
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the title of such debt warrants;

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the offering price for such debt warrants, if any;

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the aggregate number of such debt warrants;

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the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

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if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

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if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution or adjustment provisions of such debt warrants, if any;

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the redemption or call provisions, if any, applicable to such debt warrants; and

•
any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
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the title of such warrants;

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the offering price for such warrants, if any;

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the aggregate number of such warrants;

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the designation and terms of the offered securities purchasable upon exercise of such warrants;

•
if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

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if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material United States federal income tax considerations;

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the antidilution provisions of such warrants, if any;

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the redemption or call provisions, if any, applicable to such warrants; and

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any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
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the date of determining the security holders entitled to the rights distribution;

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the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•
the exercise price;

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the conditions to completion of the rights offering;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•
any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF THE UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special United States federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities in any one or more of the following ways:
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to or through underwriters, brokers or dealers;

•
directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
through agents on a best-efforts basis; or

•
otherwise through a combination of any of the above methods of sale.

In addition, we or selling securityholders may enter into option, share lending or other types of transactions that require us or such selling securityholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling securityholders may also enter into hedging transactions with respect to our securities. For example, we or selling securityholders may:
•
enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•
sell securities short and deliver the securities to close out short positions;

•
enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling securityholders or borrowed from us, such selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling securityholders sell securities, we or selling securityholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•
the purchase price of the securities and the proceeds we and/or such selling securityholders will receive from the sale of the securities;

•
any underwriting discounts and other items constituting underwriters’ compensation;

•
any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•
any commissions allowed or paid to agents;

•
any other offering expenses;

•
any securities exchanges on which the securities may be listed;

•
the method of distribution of the securities;

•
the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•
any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling securityholders in one or more transactions:
•
at a fixed price or prices that may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at varying prices determined at the time of sale; or

•
at negotiated prices.

Such sales may be effected:
•
in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
through the writing of options; or

•
through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling securityholders, or through agents designated by us or such selling securityholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling securityholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies; and

•
educational and charitable institutions.

In all cases, these purchasers must be approved by us or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling securityholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling securityholders, as applicable, or affiliates of ours and/or such selling securityholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling securityholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling securityholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling securityholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of QXO, Inc. (f/k/a SilverSun Technologies, Inc.) appearing in QXO, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

QXO, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.
Amount to be Paid
SEC registration fee	$	*
FINRA filing fee		**
Nasdaq supplemental listing fees		**
Printing and duplicating expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and trustee fees and expenses		**
Rating agency fees		**
Miscellaneous expenses		**
Total	$	**

*
In accordance with Rules 456(b) and 457(r) of the Securities Act, we are deferring payment of the SEC registration fee for the securities offered by this registration statement.

**
Expenses are presently not known and cannot be estimated.

Item 15.   Indemnification of Directors and Officers
Section 3 of Article 9 of the Amended and Restated Certificate of Incorporation and Section 6.1 of the Amended and Restated Bylaws requires the Company to indemnify and hold harmless, to the full extent permitted under the DGCL each person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company. Such indemnification covers all expenses, liabilities and losses actually and reasonably incurred or suffered by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by the Amended and Restated Bylaws, the Company may purchase and maintain at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
To the fullest extent permitted by the DGCL, the Amended and Restated Charter provides that a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Item 16.   Exhibits
A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.
Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement for Debt Securities.
1.2*	Form of Underwriting Agreement for Equity Securities.
1.3*	Form of Underwriting Agreement for Depositary Shares.
1.4*	Form of Underwriting Agreement for Purchase Contracts.
1.5*	Form of Underwriting Agreement for Units.
4.1	Fifth Amended and Restated Certificate of Incorporation of QXO, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.2	Amended and Restated Bylaws of QXO, Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.3	Certificate of Designation of the Convertible Perpetual Preferred Stock of QXO, Inc. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.4	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.5	Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.6	Form of Warrant Certificate (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.7	Registration Rights Agreement, dated as of June 6, 2024, by and among QXO, Inc., Jacobs Private Equity II, LLC and the other investors (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on June 6, 2024).
4.8	Form of Purchase Agreement, dated as of June 13, 2024, by and between QXO, Inc. and the Investor signatory thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on June 14, 2024).
4.9	Form of Purchase Agreement, dated as of July 22, 2024, by and between QXO, Inc. and the Investor signatory thereto (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on July 22, 2024).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on June 14, 2024).
4.11	Form of Indenture.
4.12*	Form of Certificate of Designation.
4.13*	Form of Deposit Agreement.
4.14*	Form of Depositary Receipt.
4.15*	Form of Warrant Agreement.
4.16*	Form of Warrant.
4.17*	Form of Rights Agent Agreement.
4.18*	Form of Purchase Contract.
4.19*	Form of Unit Agreement.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Marcum LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

Exhibit Number	Description of Documents
24.1	Power of Attorney (included in signature page).
25.1**	Statement of Eligibility and Qualification on Form T-1 with respect to the Company under the Indenture.
107	Filing Fee Table.

*
To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, QXO, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on July 29, 2024.
QXO, INC.
By:
/s/ Brad Jacobs

Name: Brad Jacobs
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Brad Jacobs and Christopher Signorello, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 29, 2024.
/s/ Brad Jacobs Brad Jacobs	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Ihsan Essaid Ihsan Essaid	Chief Financial Officer (Principal Financial Officer)
/s/ Sean Smith Sean Smith	Chief Accounting Officer (Principal Accounting Officer)
/s/ Jason Aiken Jason Aiken	Director
/s/ Marlene Colucci Marlene Colucci	Director

/s/ Mario Harik Mario Harik	Director
/s/ Mary Kissel Mary Kissel	Director
/s/ Jared Kushner Jared Kushner	Director
/s/ Allison Landry Allison Landry	Director